UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

August 30, 2012

Dewmar International BMC, Inc.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

001-32032	83-0375241
(Commission File Number)	(IRS Employer Identification No.)

132 E. Northside Dr., Suite C Clinton, Mississippi	39056
(Address of Principal Executive Offices)	(Zip Code)

(601) 488-4360
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On August 30, 2012 the Company entered into a Securities Purchase Agreement and Convertible Promissory Note with Asher Enterprises, Inc. The Securities Purchase Agreement was for the purchase of the Convertible Promissory Note in the amount of $42,500. See Exhibit 99.1 attached hereto. The principal amount of the Note is $42,500 and the maturity date of the Note is June 4, 2013 and carries an interest rate of 8%. The conversion and more detailed terms are contained in Exhibit 99.2 attached hereto. The principal amount was funded on September 13, 2012.

On August 30, 2012 the Company entered into a Securities Purchase Agreement and a Convertible Promissory Note with Continental Equities. The Securities Purchase Agreement was for the purchase of the Convertible Promissory Note in the amount of $21,500. See Exhibit 99.3 attached hereto. The principal amount of the Note is $21,500 and the maturity date of the Note is August 15, 2013 and carries an interest rate of 8%. The conversion and more detailed terms are contained in Exhibit 99.4 attached hereto. The principal amount was funded on September 7, 2012. No warrants or registration rights were assigned.

ITEM 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

a)	Not Applicable.
b)	Not Applicable.
c)	Exhibits

No.	Exhibits
99.1	Asher Securities Purchase Agreement
99.2	Asher Convertible Promissory Note
99.3	Continental Securities Purchase Agreement
99.4	Continental Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2012

By:	/s/ Marco Moran
Name:	Marco Moran
Title:	President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Asher Securities Purchase Agreement
99.2	Asher Convertible Promissory Note
99.3	Continental Securities Purchase Agreement
99.4	Continental Convertible Promissory Note